Exhibit 99.1

Holicity Board Urges Stockholders to Vote TODAY in Support of Business Combination with Astra Space, Inc.

Holicity Special Meeting of Stockholders Scheduled to Commence June 30 at 8:00 a.m. ET

New York, NY – June 29, 2021 – Holicity Inc. (“Holicity” or the “Company”) (NASDAQ: HOL) issued the following statement to Holicity stockholders reiterating the Holicity Board of Directors’ recommendation in favor of the transaction with Astra Space, Inc. (“Astra”), pursuant to the Business Combination Agreement, dated February 2, 2021, by and between Astra, Holicity and Holicity Merger Sub Inc, a wholly-owned subsidiary of Holicity (the “Business Combination Agreement”).

“Holicity Inc. is scheduled to hold a Special Meeting of Stockholders at 8:00 AM ET on June 30, 2021 to approve a business combination with Astra Space, Inc. We are asking stockholders that held shares of Holicity Inc. on May 24, 2021 (the record date) to cast their vote so that their shares are represented at the June 30 meeting. Your vote is extremely important; the closing of the business combination cannot happen without your support. The deadline for voting online is today, June 29th at 11:59 pm ET.

Stockholder interest has been strong, however if not enough shares are voted by the deadline, then the Special Meeting could fail to reach a quorum and cause the business combination to be delayed. A larger percentage of retail investors poses a unique challenge for us to reach stockholders who may not be accustomed to the process of voting in special meetings. “Retail investors may not always realize the importance that voting even a small number of shares can have in successfully completing a merger like this,” said Randy Russell, Chief Investment Officer of Holicity. “We believe this transaction is in the best interest of our stockholders, and it is critical that everyone who has the opportunity to vote do so.”

If any stockholder wishes to take part in this process, they should contact their brokers to learn how to cast their vote, or visit www.holicity.inc.

Any stockholder can also contact Morrow Sodali LLC, Holicity’s proxy solicitor, by telephone at (800) 662-5200 or by email at HOL.info@investor.morrowsodali.com for help with voting or if they have any questions.

We thank you for your continued support of Holicity.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company publicly filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) on May 3, 2021 (Registration No. 333- 255703), which includes a proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of the Company to be issued in the Business Combination. The registration statement became effective on June 4, 2021. The Company’s stockholders and other interested persons are advised to read the proxy statement/prospectus included in the Registration Statement and the amendments thereto, as these materials will contain important information about the parties to the Business Combination Agreement, the Company and the Business Combination. The definitive proxy statement/prospectus was mailed on or about June 7, 2021 to stockholders of the Company as of a record date established for voting on the Business Combination and other matters as may be described in the Registration Statement. Stockholders are able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, at the SEC’s web site at sec.report, or by directing a request to: Holicity Inc., 2300 Carillon Point, Kirkland, WA 98033, Attention: Craig McCaw, Chief Executive Officer, (425) 278-7100.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s registration statement on Form S-1, which was initially filed with the SEC on July 17, 2020, and is available free of charge at the SEC’s web site at sec.gov, or by directing a request to Holicity Inc., 2300 Carillon Point, Kirkland, WA 98033, Attention: Secretary, (425) 278-7100. Additional information regarding the interests of such participants is contained in the Registration Statement.

Astra and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination is contained in the Registration Statement.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Astra’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Astra’s expectations with respect to future performance and anticipated financial impacts of the Business Combination and the Mergers, the satisfaction of the closing conditions to the Business Combination and the Mergers and the timing of the completion of the Business Combination and the Mergers. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Astra’s control and are difficult to predict. The Company and Astra caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company and Astra do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.